UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Convertible Promissory Note to J.J. Astor & Co.

On September 14, 2026, CDT Equity Inc. (the “Company”) issued a senior secured convertible promissory note (the “Note”) to J.J. Astor & Co. (the “Lender”), in the principal amount of $2,126,250 (the “Principal Amount”). The Note matures on March 1, 2027 and is payable in twenty-four (24) weekly installments of $88,593.75 each. The Note was issued pursuant to the Loan Agreement, dated as of June 11, 2026, as amended and restated to date (the “Loan Agreement”), between the Company, CDT Equity Ltd. (the “Subsidiary Guarantor”) and the Lender. The Company received $1,575,000 before deducting closing fees, with net proceeds of $1,501,850 funded to the Company. In connection with the issuance of the Note, the Company also issued to the Lender Common Stock Purchase Warrants (the “Warrants”) to purchase 3,468,500 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $0.25 per share. The Warrants are exercisable immediately upon issuance and will expire five years after the issue date.

The Note is secured by a first priority lien on all right, title, and interest in the Collateral (as defined in the Security and Pledge Agreement entered into on June 11, 2026, as amended) of the Company and the Subsidiary Guarantor. Eighty percent (80%) of the net proceeds from the Company’s existing at-the-market offering program with A.G.P./Alliance Global Partners from sales effected on or after September 15, 2026 (and ninety percent (90%) of the net proceeds from sales effected prior to September 15, 2026) are required to be applied first to the outstanding balance of the Company’s Senior Secured Convertible Promissory Note dated August 31, 2026 (the “August Note”) until the August Note has been paid in full (which no longer remains outstanding as of September 4, 2026), second to the Note until the Note has been paid in full, and only thereafter to the Company’s Amended and Restated Senior Secured Convertible Note, dated June 11, 2026 (as amended, the “Existing Note”). The Company is obligated to continue making all installment payments required under the Existing Note.

Subject to applicable limitations, the Lender has the right to convert all or any portion of the outstanding amount of the Note into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to the greater of (i) seventy percent (70%) of the lowest volume-weighted average price of the Common Stock over the twenty (20) consecutive trading days preceding the applicable conversion date, or (ii) $0.05 (the “Floor Price”), subject to adjustment. The Floor Price is subject to semi-annual adjustment to equal twenty percent (20%) of the lowest volume-weighted average price of the Common Stock over the twenty (20) consecutive trading days immediately preceding the applicable reset date. The Lender is prohibited from converting an amount that would result in the Lender beneficially owning in excess of 4.99% of the outstanding shares of Common Stock (which the Lender may increase to 9.99% in its sole discretion).

Notwithstanding the foregoing, the issuance of Conversion Shares and Warrant Shares is subject to stockholder approval under the applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations. The Company agreed to convene a stockholder meeting to obtain such approval if requested by the Lender, but no later than October 31, 2026.

The foregoing description of the Note and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Warrants, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Company issued the Note and Warrants, and expects to issue the Conversion Shares and Warrant Shares upon conversion of the Note and exercise of the Warrants, respectively, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Senior Secured Convertible Note, dated September 14, 2026, between CDT Equity Inc. and J.J. Astor & Co.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

September 18, 2026	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Chief Executive Officer and Chief Financial Officer